                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  -----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)           May 2, 2000
                                                -------------------------------



                        Rotary Power International, Inc.
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               (Exact Name of Registrant as Specified in Charter)



       Delaware                     1-12756                 13-3632860
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(State or Other Jurisdiction      (Commission            (IRS Employer
     of Incorporation)            File Number)          Identification No.)



 Post Office Box 128, Wood-Ridge, New Jersey                  07075-0128
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   (Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code       (973) 777-7373
                                                   ----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.           OTHER EVENTS.

     On May 2, 2000, the Board of Directors of Rotary Power International, Inc. ("RPI") announced that Mr. Conway Davis accepted the positions of President, Chief Executive Officer and Director of RPI and its subsidiaries (collectively with RPI, the "Company"). Mr. Davis assumed such positions on April 27, 2000 upon the effectiveness of the resignation from such positions by Mr. Ken Brody, the President and Chief Executive Officer and a Director of RPI since November, 1997.

     Mr. Davis is a resident of Saint John, New Brunswick, Canada, and has extensive managerial and manufacturing experience in the large construction and manufacturing industry and in particular, the shipbuilding sector. He has held executive positions in the past with Ingalls Shipbuilding Division of Litton Industries and J.D. Irving Limited of Saint John, New Brunswick. Mr. Davis has managed large construction and manufacturing projects such as the Landing Helicopter Assault Ships as Program Manager and directed the engineering and software development of Canada's modern fleet of combat warships, the Canadian Patrol Frigate Class (City Class). Most recently, Mr. Davis was the President of Davis International, a management consulting firm. Mr. Davis is a graduate of the University of Illinois, a registered professional engineer, and a member of the Defence Science Advisory Board of Canada.

     As President and Chief Executive Officer, Mr. Davis will be responsible for finalizing the Company's business plan and implementing its strategies, including evaluating the possible construction of a rotary engine manufacturing facility to be located in Saint John, New Brunswick, Canada.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ROTARY POWER INTERNATIONAL, INC.


                            By: /s/ CONWAY DAVIS
                               ------------------------------
                               Conway Davis
                               President, Chief Executive Officer and Director



Dated:  May 2, 2000